EXHIBIT 99.5

                                 PROMISSORY NOTE

$203,000.00                                            Warren County, New Jersey

Six Percent (6.0%)                                     January 6, 1999


         FOR VALUE RECEIVED, the undersigned and maker of this Note, R- TEC TECHNOLOGIES, INC. promises to PAY TO THE ORDER OF COLUMBIA TRADING, INC. at the address of 499 Van Brunt Street, Brooklyn, New York 11231 (the "holder") the sum of Two Hundred Three Thousand Dollars ($203,000.00) at Six Percent (6.0%) per annum payable in full within thirty (30) days of the completion of the funding of the initial public offering.


         ADDRESS OF MAKER: The undersigned represents and warrants that the undersigned is located at 61 Mallard Drive, Allamuchy, New Jersey, and agrees to notify the holder of any change of residence within 10 days of such change.

         WAIVERS: The undersigned hereby waives (1) presentment, demand, protest, notice of dishonor and/or protest and notice of nonpayment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to the holder until all indebtedness of the undersigned to the holder, howsoever arising, shall have been paid; and (3) the right to require the holder to proceed against or to pursue any remedy against any party other than the undersigned.

         INSOLVENCY: It is agreed that if the undersigned, at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the undersigned be attempted to be obtained or held by writ of execution, garnishment, attachment or other legal process, or if any assessment for taxes against the undersigned other than taxes on real property, is made by the federal or state government, or any department thereof, or if the undersigned fails to notify the holder of any material change in its financial condition, then in such case all of the obligations of the undersigned shall, at the option of the holder, become due and payable immediately without demand or notice.

         WARRANTY OF RECEIPT OF VALUE: The undersigned does hereby expressly represent and warrant to the holder with the intent that the holder rely on such representation and warranty as a specific inducement to the making of this instrument, that the undersigned have received full value for this note.

         ASSIGNABITY: This note shall be assignable only by the holder provided that such assignment shall not impair or enlarge the obligations of the undersigned. The undersigned shall not assign obligations under this note to any third party without the written consent of the holder.



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        Promissory Note/R-Tec Technologies, Inc./Columbia Trad./Page Two



         LAW GOVERNING: This Promissory Note shall be governed by the laws of the State of New Jersey and the undersigned do hereby voluntarily submit generally to the jurisdiction of the courts of New Jersey should it become necessary for the holder hereof to enforce any of his rights under the terms hereof.

         DEFAULT: The maker also agrees to pay all costs and expenses incurred by the holder hereof, including all reasonable attorneys' fees for the collection of this Note and the indebtedness evidenced hereby, or the enforcement of the holder's rights hereunder or under any other instruments creating any collateral security or guaranty now or hereinafter given to secure this loan.

         The maker acknowledges that the $203,000.00 of this Note represents reimbursement of consulting fees and monies paid in an effort to bring the Company R-Tec Technologies, Inc. public.

         ACCELERATION: The maker further agrees that if the Corporation is subsequently sold or transferred, all payments due and owing under this Note will become due at the time of the subsequent sale.


Attested By:                                          R-TEC TECHNOLOGIES, INC.


/s/NANCY VITOLO                                    By:/s/PHILIP LACQUA      L.S.
---------------                                       ----------------------
NANCY VITOLO,                                         PHILIP LACQUA,
Secretary                                             President


Dated: January 6, 1999                                Dated: January 6, 1999